Exhibit 10.1

ATLAS PIPELINE PARTNERS, L.P.

2010 LONG-TERM INCENTIVE PLAN

1. Purpose

The purpose of the Atlas Pipeline Partners, L.P. 2010 Long-Term Incentive Plan (the “Plan”) is to assist Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (defined below as the Company) in its capacity as general partner of Atlas Pipeline Partners, L.P., a Delaware limited partnership (defined below as APL) in securing and retaining employees of outstanding ability who are in a position to participate significantly in the development and implementation of the strategic plans of APL and thereby to contribute materially to the long-term growth, development, and profitability of APL by affording them an opportunity to acquire Units (as defined below). The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by APL Unit holders.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b) “APL” means Atlas Pipeline Partners, L.P., a Delaware limited partnership.

(c) “APL Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P., dated as of March 9, 2004, as amended from time to time.

(d) “Board” means the Managing Board of the Company.

(e) “Change of Control” means the occurrence of any of the following:

(i) the Company or an Affiliate ceases to be the general partner of APL;

(ii) consummation of a merger, consolidation, share exchange, division or other reorganization or transaction of APL, the Company or any Affiliate that is a direct or indirect parent of the Company with any entity, other than a transaction which would result in the voting securities of APL or the Company, as appropriate, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power immediately after such transaction of the surviving entity’s outstanding securities or, in the case of a division, the outstanding securities of each entity resulting from the division;

(iii) the equity holders of APL, the Company or any Affiliate that is a direct or indirect parent of the Company approve a plan of complete liquidation or winding-up of APL;

(iv) consummation of a sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of APL or any Affiliate that is a direct or indirect parent of the Company to an entity that is not an Affiliate of the Company or APL; or

(v) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board or the board of directors of an Affiliate that is a direct or indirect parent of the Company (including for this purpose any new director whose election or nomination for election or appointment was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board or other board of directors, as applicable.

Notwithstanding the foregoing, the Committee may specify a more limited definition of Change in Control, or a definition conforming to requirements of section 409A of the Code, for a particular Grant, as the Committee deems appropriate.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means (i) with respect to Grants to Employees or Consultants, the Board or such committee of the Board, or the board of an Affiliate of APL, that is appointed by the Board to administer the Plan, and (ii) with respect to Managers, the Board, or the board of an Affiliate of APL, that is appointed by the Board to administer the Plan.

(h) “Company” means Atlas Pipeline Partners GP, LLC, a Delaware limited liability company.

(i) “Consultant” means a consultant or advisor who performs services for APL or in furtherance of APL’s business.

(j) “Disability” or “Disabled” means a long-term disability as determined under the long-term disability plan of the Company, APL or one of their Affiliates, which is applicable to the Participant.

(k) “Distribution Equivalent” means an amount calculated with respect to a Phantom Unit, which is determined by multiplying the number of Units subject to the Phantom Unit by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by APL on its Units. If interest is credited on accumulated distribution equivalents, the term “Distribution Equivalent” shall include the accrued interest.

(l) “Effective Date” of the Plan means June 1, 2010, subject to approval of the Plan by the Unit holders of APL.

(m) “Employee” means an employee of the Employer (including an officer or director who is also an employee) who performs services for APL or in furtherance of APL’s business, but excluding any person who is classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(n) “Employer” means the Company, APL or their Affiliates.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exercise Price” means the per Unit price at which Units may be purchased under an Option, as designated by the Committee.

(q) “Fair Market Value” means the closing sales price of a Unit on the applicable date on the public market on which Units are traded (or if there is no trading in the Units on such date, the closing sales price on the last date Units were traded). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

(r) “Grant” means an Option, Phantom Unit, Unit Award, UAR or Other Unit-Based Award granted under the Plan.

(s) “Grant Letter” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(t) “Manager” means a member of the Board who is not an employee of the Employer.

(u) “Option” means an option to purchase Units, as described in Section 7.

(v) “Other Unit-Based Award” means any Grant based on, measured by or payable in Units (other than an Option, Phantom Unit, Unit Award or UAR), as described in Section 10.

(w) “Participant” means an Employee or Manager designated by the Committee to participate in the Plan.

(x) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

(y) “Plan” means this Atlas Pipeline Partners, L.P. 2010 Long-Term Incentive Plan, as in effect from time to time.

(z) “Phantom Unit” means an award of a phantom unit representing a Unit, as described in Section 8.

(aa) “UAR” means a Unit appreciation right as described in Section 10.

(bb) “Unit” means a common unit of APL as described in the APL Partnership Agreement.

(cc) “Unit Award” means an award of Units as described in Section 9.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the full power and authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 17(b) below, and (v) deal with any other matters arising under the Plan. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to award Grants under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Grants under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not award Grants to, or take any action with respect to any Grant previously awarded to, himself or a person who is an Employee or Manager subject to Rule 16b-3 under the Exchange Act.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4. Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Phantom Units as described in Section 8, Unit Awards as described in Section 9, and UARs or Other Unit-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Letter.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5. Units Subject to the Plan

(a) Units Authorized. The total aggregate number of Units that may be issued under the Plan is 3,000,000 Units, subject to adjustment as described in subsection (d) below.

(b) Limit on Unit Awards, Phantom Units and Other Unit-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of Units that may be issued under the Plan pursuant to Unit Awards, Phantom Units and Other Unit-Based Awards during the term of the Plan is 3,000,000 Units, subject to adjustment as described in subsection (d) below.

(c) Source of Units; Unit Counting. Units issued under the Plan may be authorized but unissued Units or reacquired Units, including Units purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or UARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Unit Awards, Phantom Units, or Other Unit-Based Awards are forfeited or terminated, or otherwise are not paid in full, the Units reserved for such Grants shall again be available for purposes of the Plan. Units surrendered in payment of the Exercise Price of an Option, and Units withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If UARs are granted, the full number of Units subject to the UARs shall be considered issued under the Plan, without regard to the number of Units issued upon exercise of the UARs and without regard to any cash settlement of the UARs. To the extent that a Grant of Phantom Units is designated in the Grant Letter to be paid in cash, and not in Units, such Grants shall not count against the Unit limits in subsection (a).

(d) Adjustments. If there is any change in the number or kind of Units outstanding (i) by reason of a distribution in Units, spinoff, recapitalization, Unit split, or combination or exchange of Units, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Units as a class without the Company’s receipt of consideration, or if the value of outstanding Units is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Units available for issuance under the Plan, the kind and number of Units covered by outstanding Grants, the kind and number of Units issued and to be issued under the Plan, and the price per Unit or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional Units resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, Consultants, and all Managers shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees, Consultants and Managers to receive Grants and shall determine the number of Units subject to each Grant.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee, Consultant or Manager upon such terms and conditions as the Committee deems appropriate under this Section 7, if and to the extent permitted by section 409A of the Code. The Committee shall determine the number of Units that will be subject to each Grant of Options to Employees, Consultants and Managers.

(b) Option Price and Term.

(i) The Exercise Price of a Unit subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a Unit on the date the Option is granted.

(ii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Letter. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d) Termination of Employment or Service. Except as provided in the Grant Letter, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Consultant or Manager. The Committee shall determine in the Grant Letter under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering Units owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of Units having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by surrender of Units subject to the Option, or (v) by such other method as the Committee may approve. Payment for the Units pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Unit.

8. Phantom Units

(a) General Requirements. The Committee may grant Phantom Units to an Employee, Consultant or Manager, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Phantom Unit shall represent the right of the Participant to receive a Unit or an amount based on the value of a Unit. All Phantom Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Phantom Units. The Committee may grant Phantom Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Phantom Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Phantom Units to be granted and the requirements applicable to such Phantom Units.

(c) Payment With Respect to Phantom Units. Payment with respect to Phantom Units shall be made in cash, in Units, or in a combination of the two, as determined by the Committee. The Grant Letter shall specify the maximum number of Units that can be issued under the Phantom Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Phantom Units after termination of the Participant’s employment or service, and the circumstances under which Phantom Units may be forfeited.

(e) Distribution Equivalents. The Committee may grant Distribution Equivalents in connection with Phantom Units, under such terms and conditions as the Committee deems appropriate. Distribution Equivalents may be paid to Participants currently or may be deferred. All Distribution Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Distribution Equivalents may be accrued as a cash obligation, or may converted to additional Phantom Units for the Participant, and deferred Distribution Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Distribution Equivalents shall be payable based on the achievement of specific performance goals. Distribution Equivalents may be payable in cash or Units or in a combination of the two, as determined by the Committee.

9. Unit Awards

(a) General Requirements. The Committee may issue Units to an Employee, Consultant or Manager under a Unit Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Units issued pursuant to Unit Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Unit Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of Units to be issued pursuant to a Unit Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Letter under what circumstances a Participant may retain Unit Awards after termination of the Participant’s employment or service, and the circumstances under which Unit Awards may be forfeited.

(c) Restrictions on Transfer. While Unit Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Units of a Unit Award except upon death as described in Section 14(a). If certificates are issued, each certificate for a Unit Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such Units have lapsed. The Company may retain possession of any certificates for Unit Awards until all restrictions on such Units have lapsed.

(d) Right to Vote and to Receive Distributions. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Units subject to Unit Awards and to receive any distributions paid on such Units during the restriction period. The Committee may determine that distributions on Unit Awards shall be withheld while the Unit Awards are subject to restrictions and that the distributions shall be payable only upon the lapse of the restrictions on the Unit Awards, or on such other terms as the Committee determines. Distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated distributions may accrue interest, as determined by the Committee, and shall be paid in cash, Units, or in such other form as distributions are paid on Units, as determined by the Committee.

10. Unit Appreciation Rights and Other Unit-Based Awards

(a) UARs. The Committee may grant UARs to an Employee, Consultant or Manager separately or in tandem with an Option, if and to the extent permitted by section 409A of the Code. The following provisions are applicable to UARs:

(i) General Requirements. The Committee shall establish the number of Units, the terms and the base amount of the UAR at the time the UAR is granted. The base amount of each UAR shall be not less than the Fair Market Value of a Unit as of the date of Grant of the UAR.

(ii) Tandem UARs. The Committee may grant tandem UARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding. In the case of tandem UARs, the number of UARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Units that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the UARs relating to the Unit covered by such Option shall terminate. Upon the exercise of UARs, the related Option shall terminate to the extent of an equal number of Units.

(iii) Exercisability. A UAR shall become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant UARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding UARs at any time for any reason. The Committee shall determine in the Grant Letter under what circumstances and during what periods a Participant may exercise an UAR after termination of employment or service. A tandem UAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Exercise of UARs. When a Participant exercises UARs, the Participant shall receive in settlement of such UARs an amount equal to the value of the Unit appreciation for the number of UARs exercised. The Unit appreciation for a UAR is the amount by which the Fair Market Value of the underlying Unit on the date of exercise of the UAR exceeds the base amount of the UAR as specified in the Grant Letter.

(v) Form of Payment. The Committee shall determine whether the Unit appreciation for an UAR shall be paid in the form of Units, cash or a combination of the two. For purposes of calculating the number of Units to be received, Units shall be valued at their Fair Market Value on the date of exercise of the UAR. If Units are to be received upon exercise of an UAR, cash shall be delivered in lieu of any fractional Unit.

(b) Other Unit-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Units to Employees, Consultants and Managers, on such terms and conditions as the Committee deems appropriate. Other Unit-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Units or cash, or in a combination of the two, as determined by the Committee in the Grant Letter.

11. Performance-Based Compensation

(a) Performance Goals. When performance-based Grants are made, the Committee shall establish in writing (i) the performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate.

(b) Criteria Used for Performance Goals. The Committee shall use performance goals based on any criteria that the Committee deems appropriate, including the following criteria with respect to APL: Unit price, earnings per Unit, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, Unit holder return, return on equity, return on capital employed, growth in assets, Unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of APL and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(c) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Letter after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Letter.

(d) Death, Disability or Other Circumstances. The Committee may provide in the Grant Letter that performance-based Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances determined by the Committee.

12. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Units that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

13. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. The Company may require forfeiture of any Grant for which the Grantee does not timely pay the applicable withholding taxes.

(b) Election to Withhold Units. If the Committee so permits, Units may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Units, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

14. Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Participant may transfer Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15. Consequences of a Change of Control

(a) Upon a Change of Control, unless the Committee determines otherwise in the Grant Letter, all Grants shall automatically vest and become payable or exercisable, as the case may be, in full. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and UARs for cancellation in exchange for one or more payments by the Company, in cash or Units as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Units subject to the Participant’s unexercised Options and UARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Committee determines, (ii) after giving Participants an opportunity to exercise their outstanding Options and UARs, the Committee may terminate any or all unexercised Options and UARs at such time as the Committee deems appropriate, (iii) with respect to Participants holding Phantom Units, Other Unit-Based Awards or Distribution Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Phantom Units, Other Unit-Based Awards or Distribution Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (iv) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity). Without limiting the foregoing, if the per Unit Fair Market Value of the Units does not exceed the per Unit Exercise Price or base price of an Option or UAR, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or UAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(b) Other Transactions. The Committee may provide in a Grant Letter that a sale or other transaction involving a subsidiary or other business unit shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction, including provisions to comply with section 409A of the Code, if applicable.

16. Requirements for Issuance of Units

No Units shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Units have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Units as the Committee shall deem necessary or advisable, and certificates representing such Units may be legended to reflect any such restrictions. Certificates representing Units issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a Unit holder with respect to Units covered by a Grant until Units have been issued to the Participant.

17. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the Unit holders if such approval is required in order to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Letter, or except as provided in Section 18(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing. Except in connection with a transaction involving APL (including without limitation, any distribution of Units, Unit split, APL’s payment of an extraordinary distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Units), the terms of outstanding Grants may not be amended to reduce the Exercise Price or base amount, as applicable, of outstanding Options or UARs or cancel outstanding Options or UARs in exchange for cash, other Grants or Options or UARs with an Exercise Price or base amount that is less than the Exercise Price or base amount of the original Options or UARs without Unit holder approval.

(c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the Unit holders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

18. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant options or make other Unit-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving APL in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted grants, as determined by the Committee.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Units under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. It is the intent of the

Company, to the extent applicable, that Grants comply with the requirements of section 409A of the Code or an exception from such requirements. To the extent that any legal requirement of section 16 of the Exchange Act or section 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Section 409A. The Plan and Grants under the Plan are intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made upon an event and in a manner permitted by section 409A, to the extent applicable. Notwithstanding anything in a Grant Letter to the contrary, if required by section 409A, if a Participant is considered a “specified employee” for purposes of section 409A and if payment of any amounts under the Grant Letter is required to be delayed for a period of six months after separation from service pursuant to section 409A, payment of such amounts shall be delayed as required by section 409A, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period (or within 60 days after the death of the Participant, if the Participant dies during the postponement period). Under a Grant that is subject to 409A, all payments to be made upon a termination of employment may only be made upon a “separation from service” under section 409A and, unless the Grant Letter provides otherwise, the right to a series of installment payments shall be treated as a right to a series of separate payments. In no event may a Participant, directly or indirectly, designate the calendar year of a payment other than in accordance with section 409A.

(d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Manager or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Units or whether such fractional Units or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.